Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
74V1 and 74V2

The PNC Funds, Inc. offer Institutional, Class A and Class C Shares.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:

72DD1-74U1  	Institutional Shares
72DD2-74U2  	Class A and C Shares

The following is a class breakout of the total income distributions (000's), NAVs, income distributions per share and shares outstanding(000's) at November 30, 2007:

NAV	Income Distribution  	Income Distributions 	 Shares
				Per share		(000s)			Oustanding
(000s)
Class A Shares
Prime Money Market	1.00	 0.0216 	 3,867 	 186,290
Government Money Market	1.00	 0.0204 	 34 	 1,867
Tax-Exempt Money Market	1.00	 0.0137 	 56 	 4,632
Growth & Income	16.41	 0.0256 	 10 	 399
Equity Income	3.98	 0.0228 	 4 	 161
Equity Growth	8.16	 -   	 -   	 67
Capital Opportunities	9.94	 -   	 -   	 148
International Equity	18.19	 0.0731 	 18 	 219
Diversified Real Estate	17.60	 0.1573 	 20 	 110
Limited Maturity Bond	10.29	 0.2043 	 70 	 324
Total Return Bond	9.74	 0.2126 	 20 	 91
Maryland Tax-Exempt Bond	10.85	 0.1744 	 15 	 73
Tax-Exempt Limited Maturity Bond Fund	10.00	 0.1352 	 12 	 93
National Tax-Exempt Bond	9.58	 0.1496 	 11 	 72

Class C Shares
Prime Money Market	1.00	 0.0216 	 6 	 259
Government Money Market	1.00	 0.0216 	 0 	 1
Tax-Exempt Money Market	1.00	 0.0139 	 0 	 2
Growth & Income	16.08	 -   	 -   	 84
Equity Income	3.99	 0.0118 	 0 	 11
Equity Growth	7.98	 -   	 -   	 2
Capital Opportunities	9.61	 -   	 -   	 25
International Equity	17.88	 0.0534 	 1 	 21
Diversified Real Estate	17.56	 0.1100 	 3 	 27
Limited Maturity Bond	10.29	 0.1789 	 11 	 61
Total Return Bond	9.74	 0.1886 	 4 	 22
Maryland Tax-Exempt Bond	10.86	 0.1475 	 2 	 11
Tax-Exempt Limited Maturity Bond Fund	10.00	 0.1104 	 1 	 11
National Tax-Exempt Bond	9.56	 0.1260 	 1 	 11

Institutional Shares
Prime Money Market	1.00	 0.0241 	 18,628 	 652,776
Government Money Market	1.00	 0.0229 	 13,448 	 1,036,931
Tax-Exempt Money Market	1.00	 0.0162 	 4,071 	 269,332
Growth & Income	16.52	 0.0749 	 1,681 	 17,348
Equity Income	3.99	 0.0362 	 692 	 17,118
Equity Growth	8.29	 0.0003 	 2 	 4,281
Capital Opportunities	10.25	 -   	 -   	 17,350
International Equity	18.43	 0.1159 	 4,926 	 41,100
Diversified Real Estate	17.69	 0.2109 	 2,163 	 9,722
Limited Maturity Bond	10.30	 0.2299 	 2,638 	 9,959
Total Return Bond	9.74	 0.2364 	 3,669 	 15,087
Maryland Tax-Exempt Bond	10.85	 0.2012 	 911 	 4,430
Tax-Exempt Limited Maturity Bond Fund	10.00	 0.1599 	 929 	 5,595
National Tax-Exempt Bond	9.55	 0.1731 	 1,474 	 8,393